INDEPENDENT CONSULTING AGREEMENT

          This Independent Consulting Agreement (“Agreement”) is entered into effective as of the 1st day of May, 2006, by and between Hemis Corporation (the “Company”) and Hudson Capital Corporation (the “Consultant”). This contract serves as an extension to the existing Independent Consulting Agreement (the “Existing Agreement”) between the Company and the Consultant dated November 9, 2005, with additional terms and conditions outlined below.

Recitals

          A.      WHEREAS, the Company desires to retain the Consultant to provide certain Services, and the Consultant desires to perform such Services for the Company as an independent contractor; and

          B.      WHEREAS, the Company and the Consultant wish to set forth in writing the terms of their contractual relationship.

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, the parties agree as follows:

AGREEMENT

          1. Extension of Term. The Company hereby extends the term of engagement for the Consultant until December 31, 2007.

          2. Consulting Fee. The Consulting Fee shall remain at $5,000.00 per month. The Consultant is also entitled to receive up to 900,000 common shares of the Company (the “Bonus Shares”) as described below. The Bonus Shares will be issued free trading if a registration statement is currently available under which to issue the shares. If a registration statement is not available, the Consultant shall have Piggyback Registration Rights (as defined in Section 17) to have its shares registered with the Company’s next registration statement on Form SB-2. Both parties acknowledge that the Consultant is not eligible to receive stock registered on Form S-8 for the services covered in this Agreement.

          3. Bonus Shares. The Bonus Shares shall be issued to the Consultant in 45,000 share increments, up to an aggregate of 900,000 shares upon the Company and/or the Consultant achieving the goals or achievements set forth in Section 5 (the “Goals”). The Goals must be met while this agreement is in effect in order for the Consultant to receive any or all of the Bonus Shares. If the Goals are reached after the term of the Agreement has expired, or after termination of the Agreement, for whatever reason, the Consultant will not be entitled to receive the Bonus Shares.

          4. Scope of Work. The Company hereby employs the Consultant as an independent contractor. The Consultant shall provide the services to the Company as requested by the President of the Company, and the Services listed in the Existing Agreement (the “Services”), and shall assist the Company in achieving the Goals.

          The Consultant shall not have any authority in the performance of the Services to enter into any binding agreements, but shall only assist in negotiating strategic relationships and the like and advise the Company accordingly. The Company shall have final authority on whether to accept or reject any business arrangements or agreements negotiated by the Consultant. The Consultant specifically agrees that he will not at any time represent himself to be an officer or employee of the Company or in any capacity other than an independent contractor hired to assist the Company in various strategic initiatives. The Consultant shall not have the power or right to hire employees or enter into agreements on behalf of the Company, terminate or modify any existing agreements, or otherwise exercise any management decisions with respect to the Company.

          5. Goals/Achievements. The following are items which the Company and/or the Consultant must achieve in order for the Consultant to receive any or all of the Bonus Shares. The Consultant will receive 45,000 common shares for each goal listed below (the "Goals") that is reached by the Company during the term of this Agreement, up to a maximum of 900,000 shares:

          5.1. The Company’s shares have a $1.50 per share opening price after the quiet period when the shares become quoted on the Over The Counter Bulletin Board.

          5.2. Developing the Company’s stock so that the price is at least $3.00 per share.

          5.3. The Company’s market capitalization achieves $100,000,000.

          5.4. Norman Meir and Bruno Weiss have been able to each sell 1,000,000 shares held in their own name in the market.

          5.5. The Company completes the acquisition of a new production asset.

          5.6. The Company acquires financing for the acquisition of a new production asset.

          5.7. The Company acquires a new exploration asset property.

          5.8. The spin-off of one of the Company’s subsidiaries is successfully completed.

          5.9. The Company launches and institutes a successful email marketing campaign (success defined as 2,000 requests for further information).

          5.10. A Market Maker for the Company has been hired.

          5.11. A shareholder base of 2,000 shareholders of the Company is established.

          5.12. The Company has raised in excess of $3,000,000 after May 1st during duration of the contract. .

          5.13. The Company’s information is sent out to and contact is established with 50 institutional contacts in North America.

          5.14. The Company develops from an exploration stage company into a mining company.

          5.15. A filing with the NASD is successful.

          5.16. A relationship is established with a German underwriter.

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          5.17. A Frankfurt co-listing is successful.

          5.18. Contacts are established and newsletter writers from at least three countries are hired.

          5.19. Contacts are established and investor relations professionals in England, Germany and USA are hired.

          5.20. At least $250,000 is raised through marketing efforts and contacts that are initiated directly by the Consultant.

          6. Term. The Agreement shall commence on April 1, 2006 and shall terminate on December 31, 2007, unless terminated earlier pursuant to the provisions below.

          6.1. Either party may terminate this Agreement at any time upon 30 days’ prior written notice.

          6.2. The Company may also terminate this Agreement immediately for "cause". For the purposes of this Agreement “cause” shall include:

(a)	any material breach of the provisions of this Agreement by the Consultant;
(b)	the Consultant's default in the performance of this Agreement;
(c)	any intentional or grossly negligent disclosure of any confidential information by the Consultant;
(d)	the Consultant's violation of any local, provincial or federal statute, including, without limitation, an act of dishonesty such as embezzlement or theft;
(e)	conduct by the Consultant that is materially detrimental to the business or the financial position of the Company; and
(f)	any and all omissions, commissions or other conduct which would constitute cause at law, in addition to the specified causes.

          6.3. If the Company terminates this Agreement pursuant to Section 6.2 then the Company shall only owe to the Consultant any fees that accrued to the Consultant as of the date of termination of the Agreement.

          6.4. If the Company terminates this Agreement pursuant to Section 6.1, then the Company shall within two days of terminating this Agreement shall pay to the Consultant:

(a)	If the Consultant has achieved more than 5 but less than 10 of the Goals, $30,000;

(b)	If the Consultant has achieved more than 9 but less than 15 of the Goals, $60,000; or

(c)	If the Consultant has achieved more than 15 of the Goals, $100,000.

          7. Payment of Fees. For the Services to be rendered by the Consultant to Company pursuant to this Agreement, the Consultant shall be entitled to a monthly consulting fee (the “Consulting Fee”) in the amount of $5,000.00, per month, commencing April 1, 2006. The Consulting Fee shall be paid in monthly installments on the first calendar day of each month. In the event that this

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Agreement is terminated on other than the first of the month, then the Consulting Fee for that month shall be prorated as of the date of termination. The Consultant is also entitled to earn the Bonus Shares according to the terms and conditions set forth above.

          7.1. Method of Payment. A minimum of $50,000 will be deposited by May 1st, 2006, with Company’s Corporate Lawyer, the Bacchus Law Group (located in Vancouver, British Columbia, Canada). This account must at all times hold a minimum of $50,000. The Company shall pay the Consultant by cheque or bank wire via its monies in trust with the Company’s Corporate Lawyer.

          7.2. Goods & Services. All fees for goods & services (required to execute Services) over $500 will be submitted to the Company's President via email &/or fax for cost approval in advance. Once approved, the Company will arrange for its corporate lawyer tol forward funds from trust. Goods and/or services will then be purchased and receipts will be sent to Company President. All fixed-price goods and services will be paid up front.

          8. Representations and Acknowledgements of the Consultant.

          8.1. The Consultant represents that he is a close business associate of a director of the Company.

          8.2. The Securities were not offered or distributed to the Consultant through an advertisement in printed media of general and regular paid circulation, radio, television or the Internet.

          8.3. The Consultant represents that the Securities will be acquired solely for the account of the Consultant, solely for investment purposes and not with a view to resale or distribution, and that no other person has, or will acquire, any direct or indirect interest in the Securities. The Consultant has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Securities, or any interest therein, and the Consultant has no plans to enter into any such contract, undertaking, agreement or arrangement. The Consultant understands that he may not dispose of the Securities, or any part thereof, or any interest therein, unless and until legal counsel for the Company shall have provided its written opinion that the intended disposition does not violate the law of any jurisdiction. The Consultant acknowledges that the Securities are non-transferable, that it will not be possible for the Consultant to liquidate its investment readily in case of an emergency and, therefore, must bear the financial risk of the investment for an indefinite period.

          8.4. The Securities purchased hereby are not qualified for resale in the United States of America. The Consultant agrees to resell such securities only in accordance with the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “US Securities Act”) pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the US Securities Act.

          8.5. The Consultant certifies that:

(a)	the Consultant is not a US person and is not acquiring the securities for the account or benefit of any US person; or

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(b)	the Consultant is a US person who purchased securities in a transaction that did not require registration under the US Securities Act.

          9. Warranties of the Company. The Company warrants that the Securities, when issued, will be fully paid and non-assessable Securities of the Company and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the resale restrictions under applicable securities laws.

          10. Registration and Restriction of the Securities.

          10.1. Registration Right. The Company shall use its reasonable best efforts to effect the registration of the Securities as promptly as practicable and they will be included in the Company's Form SB-2 that will be submitted for registration with the SEC.

          10.2. Restrictions on Transfer. The Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S of the US Securities Act pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration

          10.3. Legend. The Consultant also acknowledges and understands that the certificates representing the Securities will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

“The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act.”

The Consultant hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described hereinabove.

          11. Expenses. The Consultant shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of Services under this Agreement as approved by the President of the Company in advance; provided, however, that business expenses aggregating more than $1,000.00 monthly must be approved by two officers of the Company.

          12. Non-Circumvention. The Company recognizes that the contacts and Company information being disclosed by the Consultant are to be considered confidential and exclusively the property of the Consultant. The Company will not enter into or disclose any information with any third party, nor enter into any type of direct negotiation(s) or transaction(s) with such contacts or any of its employees, officers, directors, or agents, without the specific written approval from the Consultant.

          13. Confidentiality. The Consultant recognizes and acknowledges that during the course of performing Services under this Agreement he shall have access to certain information not generally known to the public, relating to the business of the Company (collectively "Confidential Information"). Consultant recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of the Company, access to and knowledge of

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which are essential to the performance of the Consultant's Services under this Agreement. The Consultant acknowledges and agrees that all such Confidential Information shall remain the exclusive property of the Company.

          14. Non-disclosure. The Consultant agrees that, except as directed by the Company in writing or with the prior written permission of the Company, the Consultant shall not at any time, whether during or after his employment with the Company, use or disclose to any person any Confidential Information.

          15. Attorneys’ Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys’ fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

          16. Independent Contractor Status. The Consultant acknowledges and agrees that the Consultant is an independent contractor and not an agent of the Company. The Consultant, and any and all employees or sub-contractors of the Consultant, if any, providing services pursuant to this Agreement shall not be considered employees of the Company. The Consultant acknowledges that the Consultant is responsible to pay and agrees to pay any and all applicable federal and state self-employment taxes and fees in connection with the Services under this Agreement, and that the Consultant will abide by all applicable federal, state, and local laws in connection therewith.

          17. Piggyback Registration Rights. If the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to the Consultant as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer the Consultant the opportunity to register such number of shares as the Consultant may request on the same terms and conditions as the Company’s other shareholders.

          18. Currency. All amounts in this Agreement are in United State Dollars unless otherwise noted.

          19. Governing Law. The Agreement shall be construed in accordance with the internal laws of the Province of British Columbia, Canada, applicable to contracts made and performed there.

          20. Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement (including without limitation the “Confidentiality,” “Non-disclosure,” and “Non-circumvention” provisions) shall survive the termination or expiration of this Agreement and be binding on Consultant and the Company.

          21. Severability. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

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          22. Assignment. The rights of the Consultant hereunder shall not be assigned or transferred without the Company’s prior written consent. Any assignment without the Company’s prior written consent shall be null and void.

          23. Amendments. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by the Company and the Consultant.

          24. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the engagement of the Consultant by the Company, and there are no representations, warranties or commitments, except as set forth herein.

IN WITNESS WHEREOF, the Company and the Consultant have duly executed this Agreement.

COMPANY:	CONSULTANT:
HEMIS CORPORATION	HUDSON CAPITAL CORPORATION

/s/ Norman Meier	/s/ Jordan Shapiro
By:	By:
Dr. Norman Meier,	Jordan Shapiro
President, Hemis Corporation	President, Hudson Capital Corporation

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